Exhibit 99.1

UPDATE July 27, 2018

StatementsThis presentation contains statements regarding management?s expectations and objectives for future periods as well as forecasts and estimates regarding 2018 IIC guidance, Tax Cuts and Jobs Act expected impact, 2017-2019 capital expenditures, 2017-2019 weighted average ratebase, and general earnings sensitivities. It also includes 2018 assumptions regarding capital expenditures, authorized rate base, authorized cost of capital, and certain other factors. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to:the impact of the Northern California wildfires, including whether Pacific Gas and Electric Company (Utility) will be able to recover costs for service restoration and repair to the Utility?s facilities through its Catastrophic Event Memorandum Account (CEMA); the timing and outcome of the wildfire investigations; whether the Utility may have liability associated with these fires and, if liable for one or more fires, whether the Utility would be able to recover all or part of such costs through insurance or through regulatory mechanisms, to the extent insurance is not available or exhausted; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the California Public Utilities Commission (CPUC) or any other lawenforcement agency brought an enforcement action and determined that the Utility failed to comply with applicable laws and regulations; the timing and outcome of the Butte fire litigation; the timing and outcome of any proceeding to recover from customers restoration and repair costs and costs in excess of insurance; the effect, if any, that the CPUC?s Safety and Enforcement Division?s (SED) $8.3 million citations issued in connection with the Butte fire may have on the Butte fire litigation; and whether additional investigations and proceedings in connection wi h the Butte fire will be opened and any additional fines or penalties imposed on the Utility; whether the CPUC approves the Utility?s application to establish a Wildfire Expense Memorandum Account (WEMA) to track wildfire expenses and to preserve the opportunity for the Utility to request recovery of wildfire costs in excess of insurance at a future date, and the outcome of any potential request to recover such costs; the impact of the Tax Cuts and Jobs Act of 2017, and the timing and outcome of CPUC decision(s) related to the Utility?s March 30, 2018 submissions in connection with the impact of the Tax Cuts and Jobs Act of 2017 on the Utility?s rate cases, and its implementation plan; the timing and outcomes of the 2019 GT&S rate case, TO18 and TO19 rate cases, 2018 CEMA, and other ratemaking and regulatory proceedings; the cost of the Utility’s community wildfire safety program, and the timing and outcome of any proceeding to recover such costs through rates; the timing and outcomes of phase two of the ex parte order instituting investigation (OII) and of the safety culture OII; the Utility?s ability to efficiently manage capital expenditures and its operating and maintenance expenses within the authorized levels of spending and timely recover its costs through rates, and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; whether the Utility can continue to obtain insurance and whether insurance coverage is adequate for future losses or claims; the outcome of the probation and the monitorship, the timing and outcomes of the debarment proceeding, the SED?s unresolved enforcement matters relating to the Utility?s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced, and the ultimate amount of fines, penalties, and remedial and other costs that the Utility may incur as a result; the ability of PG&E Corporation and the Utility to access capital markets and other sources of financing in a timely manner on acceptable terms; further changes in credit ratings which could, among other things, result in higher borrowing costs and fewer financing options, especially if PG&E Corporation or the Utility were to lose their investment grade credit ratings; and the other factors disclosed in PG&E Corporation and the Utility?s joint annual report on Form 10-K for the year ended December 31, 2017, their joint quarterly report on Form 10-Q for the quarter ended March 31, 2018, and other reports filed with the Securities and Exchange Commission (SEC), which are available on PG&E Corporation?s website at www.pgecorp.com and on the SEC website at www.sec.gov.To be UpdatedInformation regarding 2018 IICs, 2018 Assumptions, and 2018 Earnings Sensitivities was issued on May 3, 2018. Unless otherwise indicated, the statements in this presentation are made as of this date and PG&E Corporation undertakes no obligation to update information contained herein. This presentation was attached to PG&E Corporation?s Current Report on Form 8-K that was furnished to the SEC on May 7, 2018, and also is available on PG&E Corporation?s website at www.pgecorp.com.2

# Leading the Way on Energy with a Strong Financial Foundation

PG&E

## FOCUS ON OPERATIONAL EXCELLENCE

- Relentless **focus on safety culture and performance**
- Continued **reliability and operational improvements**
- **Improving customer service** through continuous innovation

## KEY ADVANTAGES

- One of the **greenest utilities** in the country
- **Constructive regulatory structure** and proven strategy of coalition-building
- California **clean energy** policies drive capital investment

## POSITIONED FOR CONTINUED GROWTH

- Enhance **Safety and Reliability**
- Enabling California's **clean energy economy**
- Focus on **customer affordability**

## SUSTAINABLE LONG-TERM GROWTH

| ~$6B | ~7.5-8% |
| --- | --- |
| Planned annual capex investment 2018-2019 | Estimated ratebase growth 2017-2019 |

*See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.*

3

AgendaFocus on Operational ExcellenceKey AdvantagesPositioning for the Future4

# PG&E System At a Glance

## 2017 Revenue Sources


General Rate Case ~43%
Gas Transmission & Storage ~7%
Electric Transmission ~9%
Pass-through ~41%
California Public Utilities Commission
Federal Energy Regulatory Commission

## Key Highlights

| | |
|---|---|
| Employees | ~23,000 |
| Californians served | ~16M |
| Net income (2017) | ~$1.7B |
| Ratebase (2017) | ~$34.4B |
| Miles of electric lines | ~130,000 |
| Miles of natural gas pipelines | ~50,000 |
| MW utility-owned generation | ~7,700 |
| GWh electricity generated and procured (2017) | ~61,400 |
| Carbon-free and renewable energy delivered | ~80% |

5

# Significant Progress on Safety in Operations

## Strengthened Safety Culture and Procedures

- ✓ Investing **billions of dollars** in gas and electric safety improvements
- ✓ Testing and replacing **hundreds of miles** of natural gas pipelines
- ✓ **Installing** emergency shut off valves
- ✓ Establishing a **state-of-the-art gas safety operations center**
- ✓ Opened three **state-of-the-art electric distribution control centers**
- ✓ Installed **self-healing "Smart Grid" technology** able to command equipment remotely
- ✓ One of the only utilities globally to hold certifications for **best-in-class operational standards**

## Achievements in Emergency Response and Safety Since 2010

- ↑ ~50% — **Improvement in electric emergency response time**
- ↑ ~40% — **Improvement in gas emergency response time**
- ↓ ~99% — **Reduction in gas leak backlog**
- ↓ ~45% — **Reduction in gas dig-ins**

6

# Innovative Approaches to Customer Service


Customized Communication Channels
Focused Segmentation
Customer Focus
Customer Collaboration
Digitized Experience

Chartwell Customer Service Award - Gold

2017 EEI National Key Accounts Award

ESource's Excellence in Customer Experience Award

Ranked #1 in ESource's 2017 Website Benchmark Study

7

AgendaFocus on Operational ExcellenceKey AdvantagesPositioning for the Future8

Advantages1 One of the greenest utilities in the country2 Constructive regulatory framework3 California clean energy policies4 Multiple capital investment drivers9

# Sustainability Practices at the Forefront

## 2X More Carbon-Free and Renewable Energy Than The U.S. Average


79%
38%
PG&E
U.S. Avg
RPS
GHG Free

## Shaping California Model for Energy Efficiency


PER CAPITA ELECTRICITY CONSUMPTION
ANNUAL kWh
12,000
10,000
8,000
6,000
4,000
2,000
1970
1980
1990
2000
2010
USA
CALIFORNIA

*Source: US Energy Information Administration

## PG&E Customers Lead the Nation in Clean Technology Adoption

**>360,000 solar customers**
~20% of all U.S. rooftop solar

**More than 165,000 electric vehicles**
~20% of all U.S. vehicles

**Top 15 greenest publicly traded companies by Newsweek**
Ranked greenest energy company in the nation

10

# Constructive Regulatory Framework

## California's Constructive Regulatory Mechanisms

- ☑ Revenues decoupled from sales
- ☑ Balancing accounts reduce cost volatility
- ☑ Forward-looking test year rate cases
- ☑ Risk-informed rate making
- ☑ Separate cost of capital proceeding


PUBLIC UTILITIES COMMISSION
EUREKA
STATE OF CALIFORNIA

## Coalition building drives effective outcomes for all stakeholders

| | | |
|---|---|---|
| 2017 GRC | Diablo Canyon Proposal | Cost of Capital |

11

is Critical to California?s Climate GoalsCalifornia Greenhouse Gas Reduction Goals and Historic Emissions*Million metric tons CO2e600Historic Emissions AB 32 requires California to return to 500 1990 levels by 2020 Industrial400 SB 32 requires at Electricity least 40% below 1990 300 Generation levels by 2030 200Transportation100Res. & Comm. Ag. & Forestry02000 2005 2010 2015 2020 2025 2030California is Targeting:50%2030 renewables by 2Xenergy in existing efficiency buildings by 20305Mvehicles zero emission by 2030 PG&E is targeting 55% renewables by 2031, which exceeds California?s targets*Source: California Air Resources Board12

# California Policies Drive Infrastructure Investment

**Safety and Reliability**



- Gas investments (e.g., pipeline replacement, in-line inspection capability)
- Electric investments (e.g., substation upgrades, cable upgrades)
- Generation asset upgrades
- Community Wildfire Safety Program

**Enabling California's Clean Energy Economy**



- Grid modernization
- Renewable integration projects
- Energy efficiency programs
- Energy storage options
- Electric vehicle infrastructure
- State infrastructure modernization (e.g., rail and water projects)

13

on Operational ExcellenceKey AdvantagesPositioning for the Future14

Areas for Growth1 Enhance safety and reliability2 Enable California clean energy economy3 Ensure customer affordabilityPG&E?s operating plan provides a strong foundation for future success15 to Upgrade Our Gas and Electric SystemDistribution % Installation or Upgrade % of Gas % Penetration of Regulator Stations of Remote Reclosing Transmission Automated Switches in Rebuilt and Devices in Tier 2 and 3 System Piggable Urban Areas Capacity Additions Wildfire Areas~35%~45 ~45%100% 28% 37 37%64% 15% 35%3 5%2010 2017 2019 2010 2017 2019 2010 2017 2019 2010 2017 2019Investments to systematically modernize infrastructureSee the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.16

# Grid Modernization Enables Clean Energy Economy

**We are making purposeful investments in the grid…**

**Grid Visibility & Monitoring**

**Grid Data Analytics**

**Grid Management & Control of DERs**



Energy Flow
Information Flow

**Substation and Circuit Capacity Upgrades**

**Overhead Conductor and Transformer Replacements**

**Grid Optimization & Automation**

**… To meet our customers' changing needs and expectations**

**Transportation Electrification**

Adding ~3,500 EVs to the grid each month

**Distributed Generation**

Interconnecting ~5,000 solar rooftops each month

**Increasing Renewable Portfolio**

Voluntary commitment to reach 55% RPS by 2031

**Energy Storage**

Technology advancements and cost declines leading to greater opportunities

17

# Pioneering the New Energy Landscape

**PG&E's solutions to address CAISO-identified local reliability concerns:**

## Oakland Clean Energy Initiative



Distributed Energy Resources
Integrated Grid Platform

This initiative would be the first time a utility has proactively leveraged grid modernization and **local distributed clean energy resources** as an alternative to meet transmission-level reliability needs.

## Moss Landing Storage Project



Battery Energy Storage System (~6 acres)



The proposed project will be **the world's largest utility-owned transmission-connected energy storage system**, which will cost-effectively address local capacity requirements.

**Innovative solutions improve system reliability and support CA clean energy goals**

18

# Electric Vehicles Present Growth Opportunities

**~2M**

Clean Vehicles on PG&E's grid by 2030

## Investment Opportunities


Distribution grid upgrades
Make-ready
Charger
~80%
~20%

## Contribution to Carbon Reduction

**~10%**

Tailpipe emissions reduction in PG&E's service territory

## Impact to Load

**~ 1M homes**

The average EV consumes about half the electricity of a typical home each year

**EV investment opportunity will help to achieve CA's clean energy goals**

*See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.*

19

# Modernizing Rate Structures in a Changing Energy Landscape

PG&E

**A Changing Landscape…** → **Necessitates Regulatory Reform**



**Electric Vehicles**
Intermittent home power usage



**Distributed Energy Resources**
Customers are engaging with the grid in new ways with new technologies



**Community Choice Aggregation**
Departing customers seeking alternative clean energy providers

| Element | Status | Est. Decision |
| --- | --- | --- |
| Power Charge Indifference Adjustment | Open | 2018 |
| Time of Use | Open | 2019 |
| Net Energy Metering 3.0 | Pending | TBD |

**Rate structure should reflect grid use, not energy delivery**

20

# Robust Cap Ex Supports Strong Returns



Capital Expenditures ($ in B) 2017-2019
$5.8B
$6.3B
~$6B
2017 Recorded
2018
2019
General Rate Case
Gas Transmission & Storage
Electric Transmission Owner
Range

*See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.*

21

# Ratebase Supports Strong Returns

**2017-2019 Weighted Average Ratebase ($ in B) (1)**



~7.5 - 8%
CAGR
$34.4B
$36.8B
~$40B
2017
2018
2019
General Rate Case
Gas Transmission & Storage
Electric Transmission Owner
Range

## Base Case Assumptions



2018
2019
GRC
L
2017 GRC Decision
H
2017 GRC Decision
GT&S (2)
L
2015 GT&S Phase 2 Decision
H
2015 GT&S Phase 2 Decision
2019 GT&S Filing
TO
L
TO19 Filing
TO17 Settlement
H
TO19 Filing
Other
Light-Duty Electric Vehicle Infrastructure and SB350 Programs
Approved
Pending and future filings

## Potential Future Updates

- 2019 Gas Transmission & Storage rate case
- 2018 and 2019 Transmission Owner rate cases
- Future transportation electrification
- State infrastructure modernization (e.g., rail and water projects)
- Future storage opportunities

(1) Weighted average ratebase in 2018 and 2019 reflect the estimated impacts from the Tax Cuts and Jobs Act.
(2) Includes $400M for 2011-2014 spend subject to audit added in 2019.

*See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.*

22

Appendices

Table of Contents Appendix 1: Q2 2018 Earnings Results and 2018 Assumptions andSlides 25 ? 28 IIC Guidance Appendix 2: Supplemental Material on Tax Reform Slide 29 Appendix 3: Q2 2018 Supplemental Earnings Materials Slides 30 ? 40 Appendix 4: Leadership Bios Slides 41 ? 47 Appendix 5: Expected Timelines of Selected Regulatory Cases Slides 48 ? 50 Appendix 6: Credit Metrics and Ratings Slide 5124

A P P E N D I X 1 ? Q 2 2 0 1 8 E A R N I N G S R E S U L T S A N D 2 0 1 8 A S S U M P T I O N S A N D I I C G U I D A N C EQ2 2018 Earnings ResultsQ2 2018 Earnings Earnings EPS EPS (millions) (millions) Earnings (Loss) on a GAAP basis $ (984) $ (1.91) $ (542) $ (1.05) Items Impacting ComparabilityNorthern California wildfire-related costs, net of insurance 1,592 3.08 1,608 3.11 Pipeline-related expenses 9 0.02 16 0.03 Butte fire-related costs, net of insurance 7 0.01 11 0.02 2017 insurance premium cost recoveries (23) (0.04) (23) (0.04) Non-GAAP Earnings from Operations $ 601 $ 1.16 $ 1,070 $ 2.07 Items Impacting Comparability (millions, pre-tax) Q2 2018Northern California wildfire-related costs, net of insurance $ 2,211 $ 2,233 Pipeline-related expenses 12 22 Butte fire-related costs, net of insurance 10 15 2017 insurance premium cost recoveries (32) (32)Non-GAAP Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 3, Exhibit A for a reconciliation of Earnings per Share (?EPS?) on a GAAP basis to Non-GAAP Earnings from Operations and Exhibit G for the use of non-GAAP financial measures. 25

APPENDIX 1 – Q2 2018 EARNINGS RESULTS AND 2018 ASSUMPTIONS AND IIC GUIDANCE

# Q2 2018: Quarter over Quarter Comparison


Non-GAAP Earnings per Share from Operations
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$0.86
$0.08
$0.06
$0.05
$0.05
$0.04
$0.07
($0.03)
($0.01)
($0.01)
$1.16
Q2 2017 Non-GAAP EPS from Operations
Timing and Duration of Nuclear Refueling Outages
Resolution of Regulatory Items
Insurance Premium Cost Recoveries
Timing of Taxes
Growth in Rate Base Earnings
Miscellaneous
Timing of 2017 GRC Cost Recovery
Decrease in Authorized Return on Equity
Increase in Shares Outstanding
Q2 2018 Non-GAAP EPS from Operations

*Non-GAAP Earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 3, Exhibit A for a reconciliation of Earnings per Share ("EPS") on a GAAP basis to Non-GAAP Earnings from Operations and Exhibit G for the use of non-GAAP financial measures.*

26

APPENDIX 1 – Q2 2018 EARNINGS RESULTS AND 2018 ASSUMPTIONS AND IIC GUIDANCE

# 2018 Assumptions as of July 26, 2018

## Capital Expenditures

*($ millions)*

| | 2018 |
|---|---|
| General Rate Case | 3,900 |
| Gas Transmission and Storage | 1,000 |
| Transmission Owner 19 | 1,400 |
| **Total Cap Ex** | **$6.3 billion** |

## Authorized Ratebase (weighted average)

*($ billions)*

| | 2018 |
|---|---|
| General Rate Case | 25.9 |
| Gas Transmission and Storage | 3.8 |
| Transmission Owner | 7.1 |
| **Total Ratebase** | **$36.8 billion** |

## Authorized Cost of Capital*

| | |
|---|---|
| **Return on Equity:** | 10.25% |
| **Equity Ratio:** | 52% |

*CPUC authorized

## Other Factors Affecting Earnings from Operations

+ Incentive revenues, efficiencies and other benefits
- GT&S amounts not requested
- Ex parte settlement GT&S revenue adjustment
- Insurance premiums, net of regulatory cost recovery

CWIP earnings: offset by below-the-line costs

*See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.*

27

APPENDIX 1 – Q2 2018 EARNINGS RESULTS AND 2018 AS ASSUMPTIONS AND IIC GUIDANCE 2018 Items Impacting Comparability as of July 26, 2018 (1) Total cost of rights-of -way program expected to range from $450 million to $475 million. (2) Butte fire-related costs, net of insurance, reflects legal costs and estimated third-party claims associated with the Butte fire, net of contractor insurance recoveries. (3) Northern California wildfire-related costs, net of insurance, reflects estimated third-party claims, legal and other costs, and Utility clean-up and repair costs associated with the Northern California wildfires, net of probable insurance recoveries. (4) 2017 insurance premium cost recoveries insurance premium costs incurred in 2017, above amounts included in authorized revenue requirements, that are probable of recovery as a result of the CPUC’s June 2018 decision authorizing a WEMA. See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. See Appendix 3, Exhibit E for PG&E Corporation’s 2018 Items Impacting Comparability Guidance and Exhibit G for Use of Non-GAAP Financial Measures. PG&E® ($ millions, pre-tax) Pipeline-related expenses (1) 35- 60 Butte fire-related costs, net of insurance (2) 30- 260 Northern California wildfire-related costs, net of insurance (3) 2,225-2,240 2017 insurance premium cost recoveries (4) (32) Estimated 2018 Items Impacting Comparability Guidance Total $2,258 - 2,528

APPENDIX 2 – SUPPLEMENTAL MATERIAL ON TAX REFORM

# Tax Cuts and Jobs Act Expected Impact

| | | |
|---|---|---|
| **Lower Customer Bills** | Annual reduction in customer revenue driven by lower corporate tax rate | **~$450M** annual revenue reduction |
| **Cash Tax Payments** | Faster net operating loss amortization and ~1 year acceleration of federal tax payments | **2021 or later** (1) estimated year federal tax payments begin |
| **Ratebase Growth** | Higher ratebase growth and increased earnings primarily driven by elimination of bonus depreciation; $300M in 2018 and an additional $500M in 2019 | **~$800M** incremental ratebase in 2019 |
| **Financing Needs** | Higher financing needs driven by incremental ratebase growth; additional equity needs of ~$400M through 2019 | **~$400M** incremental equity needs through 2019 |

**Tax Cuts and Jobs Act results in lower customer bills and higher ratebase growth**

*Tax reform implementation is subject to CPUC and FERC approval.*
*(1) Timing will be dependent on claims payments associated with the Northern California wildfires.*

*See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.*

29

APPENDIX 3 – Q2 2018 SUPPLEMENTAL EARNINGS MATERIALS

# Table of Contents - 2018 Supplemental Earnings Materials

| | | |
|---|---|---|
| **Exhibit A:** | Reconciliation of PG&E Corporation's Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations | Slides 32 – 33 |
| **Exhibit B:** | Key Drivers of PG&E Corporation's Non-GAAP Earnings per Common Share ("EPS") from Operations | Slide 34 |
| **Exhibit C:** | Operational Performance Metrics | Slides 35 – 36 |
| **Exhibit D:** | Sales and Sources Summary | Slide 37 |
| **Exhibit E:** | PG&E Corporation's 2018 Items Impacting Comparability Guidance | Slides 38 – 39 |
| **Exhibit F:** | 2018 General Earnings Sensitivities | Slide 40 |
| **Exhibit G:** | Use of Non-GAAP Financial Measures | Slide 41 |

30

APPENDIX 3 – Q2 2018 SUPPLEMENTAL EARNINGS MATERIALS

# Exhibit A: Reconciliation of PG&E Corporation's Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations (Page 1 of 2)

Second Quarter, 2018 vs. 2017
(in millions, except per share amounts)

| | Three Months Ended June 30, | | | | Six Months Ended June 30, | | | |
|---|---|---|---|---|---|---|---|---|
| | Earnings | | Earnings per Common Share (Diluted) | | Earnings | | Earnings per Common Share (Diluted) | |
| | 2018 | 2017 | 2018 | 2017 | 2018 | 2017 | 2018 | 2017 |
| **PG&E Corporation's Earnings (Loss) on a GAAP basis** | $ (984) | $ 406 | $ (1.91) | $ 0.79 | $ (542) | $ 982 | $ (1.05) | $ 1.92 |
| Items Impacting Comparability: [1] | | | | | | | | |
| Northern California wildfire-related costs, net of insurance [2] | 1,592 | - | 3.08 | - | 1,608 | - | 3.11 | - |
| Pipeline-related expenses [3] | 9 | 17 | 0.02 | 0.03 | 16 | 33 | 0.03 | 0.06 |
| Butte fire-related costs, net of insurance [4] | 7 | (17) | 0.01 | (0.03) | 11 | (15) | 0.02 | (0.03) |
| 2017 insurance premium cost recoveries [5] | (23) | - | (0.04) | - | (23) | - | (0.04) | - |
| Diablo Canyon settlement-related disallowance [6] | - | 32 | - | 0.06 | - | 32 | - | 0.06 |
| Legal and regulatory-related expenses [7] | - | 2 | - | 0.01 | - | 4 | - | 0.01 |
| Fines and penalties [8] | - | - | - | - | - | 36 | - | 0.07 |
| GT&S revenue timing impact [9] | - | - | - | - | - | (88) | - | (0.17) |
| **PG&E Corporation's Non-GAAP Earnings from Operations [10]** | $ 601 | $ 440 | $ 1.16 | $ 0.86 | $ 1,070 | $ 984 | $ 2.07 | $ 1.92 |

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98 percent for 2018 and 40.75 percent for 2017, except for certain fines and penalties in 2017.

(1) "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) The Utility incurred costs, net of insurance, of $2.2 billion (before the tax impact of $619 million) and $2.2 billion (before the tax impact of $625 million) during the three and six months ended June 30, 2018, respectively, associated with the Northern California wildfires. This includes accrued charges of $2.5 billion (before the tax impact of $700 million) during the three and six months ended June 30, 2018, related to estimated third-party claims in connection with 14 of the Northern California wildfires. The Utility also recorded $46 million (before the tax impact of $13 million) and $68 million (before the tax impact of $19 million) during the three and six months ended June 30, 2018, respectively for legal and other costs. In addition, the Utility incurred costs of $40 million (before the tax impact of $11 million) during the three and six months ended June 30, 2018 for Utility clean-up and repair costs. These costs were partially offset by $375 million (before the tax impact of $105 million) recorded during the three and six months ended June 30, 2018 for probable insurance recoveries.

| (in millions, pre-tax) | Three Months Ended June 30, 2018 | Six Months Ended June 30, 2018 |
|---|---|---|
| Third-party claims | $ 2,500 | $ 2,500 |
| Legal and other costs | 46 | 68 |
| Utility clean-up and repair costs | 40 | 40 |
| Insurance recoveries | (375) | (375) |
| **Northern California wildfire-related costs, net of insurance** | $ 2,211 | $ 2,233 |

(3) The Utility incurred costs of $12 million (before the tax impact of $3 million) and $22 million (before the tax impact of $6 million) during the three and six months ended June 30, 2018, respectively, for pipeline-related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

31

APPENDIX 3 – Q2 2018 SUPPLEMENTAL EARNINGS MATERIALS

# Exhibit A: Reconciliation of PG&E Corporation's Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations (Page 2 of 2)

(4) The Utility incurred costs, net of insurance, of $10 million (before the tax impact of $3 million) and $15 million (before the tax impact of $4 million) during the three and six months ended June 30, 2018, respectively, associated with the Butte fire. The Utility incurred charges of $10 million (before the tax impact of $3 million) and $22 million (before the tax impact of $6 million) during the three and six months ended June 30, 2018, respectively, for legal costs. These costs were partially offset by $7 million (before the tax impact of $2 million) recorded during the six months ended June 30, 2018 for contractor insurance recoveries.

| (in millions, pre-tax) | Three Months Ended June 30, 2018 | Six Months Ended June 30, 2018 |
|---|---|---|
| Legal costs | $ 10 | $ 22 |
| Insurance recoveries | - | (7) |
| **Butte fire-related costs, net of insurance** | $ 10 | $ 15 |

(5) As a result of the California Public Utilities Commission's ("CPUC") June 2018 decision authorizing a Wildfire Expense Memorandum Account ("WEMA"), the Utility recorded $32 million (before the tax impact of $9 million) during the three and six months ended June 30, 2018 for probable cost recoveries of insurance premiums incurred in 2017 above amounts included in authorized revenue requirements.

(6) The Utility recorded a disallowance of $47 million (before the tax impact of $15 million) during the three and six months ended June 30, 2017, comprised of cancelled projects of $24 million (before the tax impact of $6 million) and disallowed license renewal costs of $23 million (before the tax impact of $9 million), as a result of the settlement agreement submitted to the CPUC in connection with the Utility's joint proposal to retire the Diablo Canyon Power Plant.

(7) The Utility incurred costs of $3 million (before the tax impact of $1 million) and $7 million (before the tax impact of $3 million) during the three and six months ended June 30, 2017, respectively, for legal and regulatory related expenses incurred in connection with various enforcement, regulatory, and litigation activities regarding natural gas matters and regulatory communications.

(8) The Utility incurred costs of $60 million (before the tax impact of $24 million) during the six months ended June 30, 2017, for fines and penalties. This included costs of $32 million (before the tax impact of $13 million) during the six months ended June 30, 2017, associated with safety-related cost disallowances imposed by the CPUC in its April 9, 2015 decision ("San Bruno Penalty Decision") in the gas transmission pipeline investigations. The Utility also recorded $15 million (before the tax impact of $6 million) during the six months ended June 30, 2017, for disallowances imposed by the CPUC in its final phase two decision of the 2015 Gas Transmission and Storage ("GT&S") rate case for prohibited ex parte communications. In addition, the Utility recorded $12 million (before the tax impact of $5 million) and $1 million (which was not tax deductible) during the six months ended June 30, 2017, for financial remedies in connection with the settlement filed with the CPUC on March 28, 2017, related to the order instituting investigation into compliance with ex parte communication rules.

(9) The Utility recorded revenues of $150 million (before the tax impact of $62 million) during the six months ended June 30, 2017 in excess of the 2017 authorized revenue requirement, which included the final component of under-collected revenues retroactive to January 1, 2015, as a result of the CPUC's final phase two decision in the 2015 GT&S rate case.

(10) "Non-GAAP earnings from operations" is a non-GAAP financial measure. See Exhibit G: Use of Non-GAAP Financial Measures.

32

APPENDIX 3 – Q2 2018 SUPPLEMENTAL EARNINGS MATERIALS

# Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Earnings per Common Share ("EPS") from Operations

Second Quarter, 2018 vs. 2017
(in millions, except per share amounts)

| | Second Quarter 2018 vs. 2017 | | Year to Date 2018 vs. 2017 | |
|---|---|---|---|---|
| | Earnings | Earnings per Common Share (Diluted) | Earnings | Earnings per Common Share (Diluted) |
| **2017 Non-GAAP earnings from operations** [1] | **$ 440** | **$ 0.86** | **$ 984** | **$ 1.92** |
| Timing and duration of nuclear refueling outages | 43 | 0.08 | 12 | 0.02 |
| Resolution of regulatory items [2] | 29 | 0.06 | 29 | 0.06 |
| Insurance premium cost recoveries [3] | 27 | 0.05 | 27 | 0.05 |
| Timing of taxes [4] | 26 | 0.05 | 1 | - |
| Growth in rate base earnings [5] | 23 | 0.04 | 65 | 0.12 |
| Miscellaneous | 38 | 0.07 | 10 | 0.02 |
| Timing of 2017 GRC cost recovery [6] | (18) | (0.03) | - | - |
| Decrease in authorized return on equity [7] | (7) | (0.01) | (14) | (0.02) |
| Increase in shares outstanding | - | (0.01) | - | (0.02) |
| Tax impact of stock compensation [8] | - | - | (44) | (0.08) |
| **2018 Non-GAAP earnings from operations** [1] | **$ 601** | **$ 1.16** | **$ 1,070** | **$ 2.07** |

(1) See Exhibit A for a reconciliation of EPS on a GAAP basis to non-GAAP EPS from Operations. All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98 percent for 2018 and 40.75 percent for 2017, except for the tax impact of stock compensation. See Footnote 8 below.
(2) Represents the impact of various regulatory outcomes during the three and six months ended June 30, 2018.
(3) Represents insurance premium costs incurred during the three and six months ended June 30, 2018, above amounts included in authorized revenue requirements, that are probable of recovery as a result of the CPUC's June 2018 decision authorizing a WEMA.
(4) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, *Income Taxes*, and results from variances in the percentage of quarterly earnings to annual earnings.
(5) Represents the impact of the increase in rate base authorized in various rate cases, including the 2017 General Rate Case ("GRC"), during the three and six months ended June 30, 2018, as compared to the same period in 2017. The CPUC's May 2017 final decision in the 2017 GRC delayed recognition of the 2017 revenue increase until the second quarter of 2017, resulting in a smaller revenue increase in the second quarter of 2018 as compared to the first quarter of 2018.
(6) Represents incremental revenue recorded in the second quarter of 2017 to recover GRC-related capital costs (depreciation and interest) incurred in the first quarter of 2017. The CPUC approved a final decision in the 2017 GRC on May 11, 2017, delaying recognition of the 2017 revenue increase until the second quarter of 2017.
(7) Represents the decrease in return on equity from 10.40 percent in 2017 to 10.25 percent in 2018 as a result of the 2017 CPUC final decision approving an additional extension to the original 2013 Cost of Capital decision.
(8) Represents the impact of income taxes related to share-based compensation awards under the Long-Term Incentive Plan that vested during the six months ended June 30, 2018, as compared to the same period in 2017.

33

A P P E N D I X 3 ? Q 2 2 0 1 8 S U P P L E M E N T A L E A R N I N G S M A T E R I A L SExhibit C: Operational Performance MetricsMeets YTD 2018 Performance Results YTD Actual 2018 Target Target (1) Safety Nuclear OperationsDiablo Canyon Power Plant (DCPP) Reliability and SafetyDCPP Unit 1 Score 96.8 96.4 DCPP Unit 2 Score 89.9 87.6 Electric OperationsPublic Safety Index 1.9 1.0 Gas and Electric OperationsAsset Records Duration Index 1.8 1.0 Gas OperationsGas In-Line Inspection and Upgrade Index 1.5 1.0 Gas Dig-ins Reduction 1.55 1.84 Employee SafetySerious Injuries and Fatalities Corrective Actions Index 1.7 1.0 Safe Driving Rate See note (2) 6.5CustomerCustomer Satisfaction Score 77.5 75.2 Customer Connection Cycle Time 4 10 FinancialNon-GAAP Earnings from Operations $1,070 See note (1) See note (1)See following page for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2018 Short-Term Incentive Plan (?STIP?) are based on the same operational metrics and targets.(1) The 2018 target for non-GAAP earnings from operations is not publicly reported. (2) Safe Driving Rate results will be reported on an annual basis. 34

APPENDIX 3 – Q2 2018 SUPPLEMENTAL EARNINGS MATERIALS

# Definitions of 2018 Operational Performance Metrics from Exhibit C

**Safety**

Public and employee safety are measured in four areas: Nuclear Operations Safety, Electric Operations Safety, Gas Operations Safety, and Employee Safety.

The safety of the Utility's nuclear power operations, DCPP Unit 1 and Unit 2, is based on 11 performance indicators for nuclear power generation, including unit capability, on-line reliability, safety system unavailability, radiation exposure, and safety accident rate, as reported to the Institute of Nuclear Power Operations.

The safety of the Utility's electric and gas operations is represented by:

- Public Safety Index – Measure consisting of a weighted index of three electric programs that evaluate the effectiveness of compliance activities in the Fire Index Areas: (1) Vegetation Non-Exempt Pole Clearing (25%), (2) Routine Line Vegetation Management (50%), and (3) Tree Mortality Mitigation Program (25%).
- Gas and Electric Asset Records Duration Indices (equally weighed) – Measure consisting of a weighted index tracking the average number of days to complete the as-built process in the system of record for electric and gas capital and expense jobs from the time construction is completed in the field or released to operations: (1) Gas: Transmission (30%), (2) Gas: Station (5%), (3) Gas: Distribution (15%), (4) Electric: Transmission Line (12.5%), (5) Electric: Substation (12.5%) and (6) Electric: Distribution (25%).
- Gas In-Line Inspections and Upgrades Index – Index measuring the Utility's ability to complete planned in-line inspections and pipeline retrofit projects.
- Gas Dig-Ins Reduction – Number of third-party dig-ins to the Utility's gas assets per 1,000 Underground Service Alert tickets. A dig-in refers to any damage (impact or exposure) that result in a repair or replacement of an underground facility as a result of an excavation.

The safety of the Utility's employees is represented by:

- Serious Injuries and Fatalities (SIF) Corrective Action Index – Index measuring (1) percentage of SIF corrective actions completed on time, and (2) quality of corrective actions as measured against an externally derived framework.
- Safe Driving Rate – Measure tracking the total number of alerts for hard braking and hard acceleration per thousand miles driven in company vehicles equipped with in-vehicle performance monitors.

**Customer**

Customer satisfaction and service cycle time are measured by:

- Customer Satisfaction Score – Overall satisfaction of customers with the products and services offered by the Utility, as measured through an ongoing survey.
- Customer Connection Cycle Time – Measure tracking the 12-month average design and construction cycle time for electric residential disconnect/reconnect work requested by the Utility's customers and performed through Express Connections (the Utility's new customer gateway), measured in business days.

**Financial**

Non-GAAP Earnings from Operations (shown in millions of dollars) represents the non-GAAP financial measure calculated as income available for common shareholders less items impacting comparability. "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods.

35

D I X 3 ? Q 2 2 0 1 8 S U P P L E M E N T A L E A R N I N G S M A T E R I A L SExhibit D: Pacific Gas and Electric Company Sales and Sources SummarySecond Quarter, 2018 vs. 2017Three Months Ended June 30, Six Months Ended June 30, 2018 2017 2018 2017Sales from Energy Deliveries (in millions kWh) 18,705 19,216 37,525 38,754 Total Electric Customers at June 30 5,420,082 5,376,949Total Gas Sales (in Bcf) 169 150 401 377 Total Gas Customers at June 30 4,491,527 4,464,296Sources of Electric Energy (in millions kWh)Total Utility Generation 7,414 7,205 14,737 15,829 Total Purchased Power 7,333 9,425 13,443 16,716 Total Electric Energy Delivered (1) 18,705 19,216 37,525 38,754Diablo Canyon PerformanceOverall Capacity Factor (including refuelings) 99% 66% 88% 82% Refueling Outage Period None 4/23-6/23 2/11 ? 3/22 4/23-6/23 Refueling Outage Duration during the Period (days) None 61 39 61(1) Includes other sources of electric energy totaling 3,958 million kWh and 2,586 million kWh for the three months ended June 30, 2018 and 2017, respectively, and 9,345 million kWh and 6,209 million kWh for the six months ended June 30, 2018 and 2017, respectively.Please see the 2017 Annual Report on Form 10-K for additional information about operating statistics.36

APPENDIX 3 – Q2 2018 SUPPLEMENTAL EARNINGS MATERIALS

# Exhibit E: PG&E Corporation's 2018 Items Impacting Comparability ("IIC") Guidance as of July 26, 2018

(Page 1 of 2)

| 2018 IIC Guidance (in millions, after-tax) | Low | High |
|---|---|---|
| **Estimated Items Impacting Comparability:** (1) | | |
| Pipeline-related expenses (2) | $ 43 | $ 25 |
| Butte fire-related costs, net of insurance (3) | 187 | 22 |
| Northern California wildfire-related costs, net of insurance (4) | 1,613 | 1,602 |
| 2017 insurance premium cost recoveries (5) | (23) | (23) |
| **Estimated IIC Guidance** | **$ 1,820** | **$ 1,626** |

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98 percent.

(1) "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) "Pipeline-related expenses" includes costs to identify and remove encroachments from transmission pipeline rights-of-way. The pre-tax range of estimated costs is shown below. The offsetting tax impact for the low and high IIC guidance range is $17 million and $10 million, respectively.

| | 2018 | |
|---|---|---|
| (in millions, pre-tax) | Low IIC guidance range | High IIC guidance range |
| Pipeline-related expenses | $ 60 | $ 35 |

(3) "Butte fire-related costs, net of insurance" refers to legal costs and estimated third-party claims associated with the Butte fire, net of contractor insurance recoveries. The pre-tax range of estimated costs shown below includes $7 million of contractor insurance recoveries. Based on the cumulative charges recorded through 2017 of $1.1 billion, the cumulative range for third-party claims is $1.1 billion to $1.3 billion. The total offsetting tax impact for the low and high IIC guidance range is $73 million and $8 million, respectively.

| | 2018 | |
|---|---|---|
| (in millions, pre-tax) | Low IIC guidance range | High IIC guidance range |
| Legal costs, net of insurance | $ 60 | $ 30 |
| Third-party claims | 200 | - |
| Butte fire-related costs, net of insurance | $ 260 | $ 30 |

(4) "Northern California wildfire-related costs, net of insurance" refers to estimated third-party claims, Utility clean-up and repair costs, and legal and other costs associated with the Northern California wildfires, net of probable insurance recoveries. The pre-tax range of estimated costs shown below includes accrued charges through June 30, 2018 for estimated third-party claims in connection with 14 of the Northern California wildfires. Guidance is consistent with the low end of the estimated range of costs related to such third-party claims. The Utility is currently unable to estimate the high end of the range of costs related to third-party claims. The insurance recoveries estimate is based on an accounting assessment, but the actual timing and amount of insurance recoveries may vary. The total offsetting tax impact for the low and high IIC guidance range is $627 million and $623 million, respectively.

| | 2018 | |
|---|---|---|
| (in millions, pre-tax) | Low IIC guidance range | High IIC guidance range |
| Third-party claims | $ 2,500 | $ 2,500 |
| Legal and other costs | 160 | 110 |
| Utility clean up and repair costs | 40 | 40 |
| Insurance recoveries | (460) | (425) |
| Northern California wildfire-related costs, net of insurance | $ 2,240 | $ 2,225 |

37

APPENDIX 3 – Q2 2018 SUPPLEMENTAL EARNINGS MATERIALS
Exhibit E: PG&E Corporation’s 2018 Items Impacting Comparability (“IIC”) Guidance as of July 26, 2018 (Page 2 of 2) (5) “2017 insurance premium cost recoveries” includes insurance premium costs incurred in 2017, above amounts included in authorized revenue requirements, that are probable of recovery as a result of the CPUC’s June 2018 decision authorizing a WEMA. The total offsetting tax impact for the low and high IIC guidance range is $9 million.

	2018
(in millions, pre-tax)	Low IIC guidance range	High IIC guidance range
2017 insurance premium cost recoveries	$(32)	$(32)

Actual financial results for 2018 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements. PG&E®

APPENDIX 3 – Q2 2018 SUPPLEMENTAL EARNINGS MATERIALS

# Exhibit F: 2018 General Earnings Sensitivities as of July 26, 2018 PG&E Corporation and Pacific Gas and Electric Company

| Variable | Description of Change | Estimated 2018 Earnings Impact |
|---|---|---|
| Rate base | +/- $100 million change in allowed rate base | +/- $5 million |
| Return on equity (ROE) | +/- 0.1% change in allowed ROE | +/- $19 million |
| Share count | +/- 1% change in average shares | +/- $0.04 per share |
| Revenues | +/- $7 million change in at-risk revenue (pre-tax), including Electric Transmission and Gas Transmission and Storage | +/- $0.01 per share |

*These general earnings sensitivities with respect to factors that may affect 2018 earnings are forward-looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.*

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APPENDIX 3 – Q2 2018 SUPPLEMENTAL EARNINGS MATERIALS

# Exhibit G: Use of Non-GAAP Financial Measures

**PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures**

PG&E Corporation discloses historical financial results and provides guidance based on "non-GAAP earnings from operations" in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

"Non-GAAP earnings from operations" is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, including Northern California wildfire-related costs, net of insurance, pipeline-related expenses, Butte fire-related costs, net of insurance, 2017 insurance premium cost recovery, Diablo Canyon settlement-related disallowance, legal and regulatory-related expenses, fines and penalties, and 2015 GT&S rate case revenue timing impact. PG&E Corporation uses non-GAAP earnings from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that non-GAAP earnings from operations provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance.

Non-GAAP earnings from operations are not a substitute or alternative for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.

40

APPENDIX 4 – LEADERSHIP BIOS

# Geisha J. Williams



**Geisha J. Williams**
**Chief Executive Officer (CEO) and President**
**PG&E Corporation**

Geisha J. Williams was elected CEO and President of PG&E Corporation, effective March 1, 2017. Williams has more than three decades of experience in the utility industry.

Williams and her team are responsible for the end-to-end delivery of safe, reliable, affordable and clean electricity and gas to 16 million people in northern and central California. Her focus on renewables integration, grid modernization and smart grid technologies has resulted in PG&E customers benefitting from the best electric reliability in company history while also receiving energy that is nearly 70 percent greenhouse gas free. Williams previously was the Utility's President, Electric (August 2015 – February 2017) and Executive Vice President, Electric Operations (June 2011 to August 2015). In her role as President, Williams led all aspects of the Utility's electric business, including power generation, nuclear operations, transmission, distribution, and substation operations, asset management and strategy, energy procurement and customer care.

Before joining PG&E, Williams worked at Florida Power and Light (FPL) for 24 years. She served in a number of roles during her tenure there including Vice President of Power Systems, Electric Distribution. In this role, she was responsible for all aspects of the electric distribution infrastructure serving FPL's 4.4 million customers, including asset management and planning, engineering, construction, maintenance and restoration. During her time at FPL, she considers the company's restoration and recovery efforts in response to seven hurricanes that made landfall in a 15-month period as one of her proudest accomplishments.

Williams is a director at the Edison Electric Institute, the Institute of Nuclear Power Operations, and the Association of Edison Illuminating Companies. She also serves as the board chair for the Center for Energy Workforce Development and is an active participant in Executive Women in Energy.

Her involvement with the community includes serving as a trustee of the California Academy of Sciences and the University of Miami. She is a five-time recipient of the Bay Area Most Influential Women in Business Award, and in 2014 she was honored with Leadership California's Trailblazer Award.

Williams holds a bachelor's degree in engineering from the University of Miami and a master's degree in business administration from Nova Southeastern University.

She lives in the Bay Area with her family.

41

APPENDIX 4 – LEADERSHIP BIOS

# Nick Stavropoulos



**Nick Stavropoulos**
**President & Chief Operating Officer**
**Pacific Gas and Electric Company**

Nick Stavropoulos serves as President and Chief Operating Officer of Pacific Gas and Electric Company and has more than 35 years of experience in the U.S. and international energy industry. He oversees a diverse workforce of more than 23,000 employees across electric, gas, generation and nuclear operations as well as corporate support functions. He was promoted to his current role of leading the utility in March 2017.

Today, he and his team are responsible for the end-to-end delivery of safe, reliable, affordable and clean electric and gas service to 16 million people across PG&E's 70,000 square mile service area in northern and central California. PG&E's energy portfolio is one of the cleanest in the nation with nearly 80 percent of its portfolio coming from carbon-free energy sources.

Stavropoulos is a passionate advocate for workplace safety and safety culture. Under his leadership, PG&E's gas business has earned or qualified for international certifications including ISO 55000; PAS 55001; API RP 1173; and RC 14001. PG&E is the only North American utility to currently hold these third party certifications.

Prior to joining PG&E, Stavropoulos served as Executive Vice President and Chief Operating Officer for National Grid, an electricity and natural gas delivery company serving nearly seven million customers in the Northeast United States. As COO, he was responsible for all aspects of its U.S. gas distribution business. Throughout his career, he held a number of senior leadership positions with successive levels of responsibility, including Chief Financial Officer, at Keyspan's predecessor companies – Colonial Gas Company and Boston Gas.

Stavropoulos is an internationally sought after speaker on the topics of leadership and safety culture. In recent years, he has delivered keynote speeches at the International Atomic Energy Agency; National Safety Council's Campbell Institute; Institute of Engineering and Technology/The Institute of Asset Management Conference; International Safety Culture Symposium; and Global Safety Culture Conference.

He is a member of the Board of Directors for Pacific Gas & Electric Company, American Gas Association, Gas Technology Institute and National Safety Council. He holds a bachelor's degree in accounting from Bentley College and a master's degree in business administration from Babson College. He also sits on the board of his alma mater Bentley University and has served on multiple public and not-for-profit boards including chairing audit committees.

42

APPENDIX 4 – LEADERSHIP BIOS

# Jason P. Wells



**Jason P. Wells**
**Senior Vice President and Chief Financial Officer**
**PG&E Corporation**

Jason P. Wells is Senior Vice President and Chief Financial Officer for PG&E Corporation. Wells oversees the financial activities of the company including accounting, treasury, tax, risk, business and financial planning, and investor relations.

Wells began his career at PricewaterhouseCoopers, LLC, where he was most recently a senior manager. In 2007, Wells joined PG&E as the Director of technical accounting and was promoted to Senior Director and Assistant Controller of corporate accounting in 2008. In 2011, Wells became Vice President, Finance. He assumed his current position on January 2016.

He earned his bachelor's and master's degrees in accounting from the University of Florida. Wells is a Certified Public Accountant in the state of Florida. He currently serves as the Treasurer and on the board of Habitat for Humanity Greater San Francisco.

43

APPENDIX 4 – LEADERSHIP BIOS

# John R. Simon



**John R. Simon**
**Executive Vice President and General Counsel**
**PG&E Corporation**

John R. Simon serves as Executive Vice President & General Counsel for San-Francisco-based PG&E Corporation. In his role, he oversees Law; Marketing and Communications; Land and Environmental Management; and Enterprise Records Information Management. He has held his current role since March 1, 2017.

John joined PG&E in 2007 and has held several senior roles within the company including Executive Vice President, Corporate Services and Human Resources and Senior Vice President, Human Resources.

Before joining PG&E, John worked for TeleTech Holdings, Inc., a global provider of customer care technology and services, where he held leadership roles in legal and human resources including Executive Vice President, Global Human Capital.

John holds a bachelor's degree from Colorado College and a law degree from Georgetown University. Following law school and a judicial clerkship with United States District Judge William Skretny, he litigated commercial cases in state and federal courts, first with Proskauer Rose in Washington, D.C., and later with Hallenbeck Lascell, in Rochester, New York.

John is an active member of the Bar of New York, registered as in house counsel in California, and inactive member of the Bars of Illinois and Washington, D.C. He serves on the Board of Trustees of the Marine Mammal Center in Sausalito and the California Minority Counsel Program in Sausalito and California Minority Counsel Program in San Francisco.

44

APPENDIX 4 – LEADERSHIP BIOS

# Patrick M. Hogan



**Patrick M. Hogan**
**Senior Vice President of Electric Operations**
**Pacific Gas and Electric Company**

Patrick M. Hogan is Senior Vice President of Electric Operations at Pacific Gas and Electric Company.

Hogan oversees PG&E's electric transmission and distribution system, which delivers safe and reliable energy to more than 16 million people throughout Northern and Central California. In addition to his electric responsibilities, Hogan has enterprise-wide responsibility for PG&E's Transportation Services organization, managing over 14,000 vehicles and pieces of equipment.

Prior to his promotion to Senior Vice President of Electric Operations in 2016, Hogan served as Vice President of Electric Strategy & Asset Management where he oversaw the company's electric transmission and distribution assets. Hogan also led the development and deployment of technology into PG&E's electric system.

Before joining PG&E in 2013, Hogan held leadership and officer roles in transmission, distribution, operations, engineering and asset management at British Columbia Hydro, National Grid, and KeySpan.

Originally from New York, Hogan holds a bachelor's and master's degree in electrical engineering from Manhattan College and a master's degree in business administration from Hofstra University. His community involvement includes serving on the board of the San Francisco Ballet, and he currently resides in San Francisco.

45

APPENDIX 4 – LEADERSHIP BIOS

# Jesus Soto Jr.



**Jesus Soto Jr.**
**Senior Vice President, Gas Operations**
**Pacific Gas and Electric Company**

Jesus Soto Jr. is the Senior Vice President of Gas Operations for Pacific Gas and Electric Company. He is responsible for overseeing and executing the day-to-day operations of the second largest natural gas system in the United States. PG&E's natural gas system provides safe, reliable, affordable and clean natural gas service to 16 million people in northern and central California.

Soto is passionate about public and employee safety. Through Soto's leadership, PG&E became the first utility in the United States to earn several notable third-party certifications around pipeline safety and asset management, including the ISO 55001:2014 and PAS 55-1:2008 international certifications for the company's enhancements in gas asset management; meet the rigor of the industry standard on pipeline safety management system from the American Petroleum Institute Recommended Practice (API RP) 1173; and certified to the chemical industry's RC14001®: 2013 management system standard.

Soto has also led PG&E's Gas Operations organization to develop state-of-the-art technologies aimed at enhancing pipeline safety and reliability, including leak detection technology that is 1,000 times more sensitive than conventional leak detection tools. Soto's commitment to safety has led to a significant reduction in the time it takes PG&E to respond to gas odor calls achieving top decile industry performance.

Before joining PG&E in May 2012, Soto served as Vice President of Operations Services for El Paso Corporation's Pipeline Group in Houston, TX. He led the technical services and support functions for pipeline operations and oversaw measurement, compression, reservoir and pipeline systems and Department of Transportation compliance. He was also responsible for risk and integrity management, public awareness and emergency response. Prior to that, Soto was Vice President of Engineering and Construction, leading the engineering and construction programs for ANR Pipeline, El Paso Natural Gas, Colorado Interstate Gas, Southern Natural Gas and Tennessee Gas Pipeline for onshore and offshore facilities.

Soto holds a Bachelor of Science in civil engineering from the University of Texas at El Paso, a master's degree in civil engineering from Texas A&M University, and a Master of Business Administration degree from the University of Phoenix. He currently serves as Vice Chair of the Common Ground Alliance's board of directors.

46

APPENDIX 4 – LEADERSHIP BIOS

# David S. Thomason



**David S. Thomason**
**Vice President and Controller**
**PG&E Corporation**

**Vice President, Chief Financial Officer and Controller**
**Pacific Gas and Electric Company**

David S. Thomason is Vice President and Controller of PG&E Corporation, as well as Vice President, Chief Financial Officer and Controller of Pacific Gas and Electric Company.

Thomason joined PG&E in 2001 as a senior accounting analyst after starting his career with Arthur Andersen in Portland. During his 16 years at PG&E, he has held a multitude of roles, growing as a leader and gaining additional responsibilities with each new position. Functional areas he has overseen include external financial reporting, revenue forecasting, planning and analysis, corporate accounting and more.

Thomason received a Master's degree in Business Administration from University of California, Berkeley, and a Bachelor's degree in Accounting from University of Oregon, Eugene. He holds registrations as a Certified Public Accountant in the states of California and Oregon. He currently serves on the board of the San Francisco Zoological Society.

47

APPENDIX 5

# Expected Timelines of Selected Regulatory Cases

| Regulatory Case | Docket # | Key Dates |
|---|---|---|
| 2017 General Rate Case (Phase I) | A. 15-09-001 | Sep 1, 2015 – Application/Testimony Filed<br>Aug 3, 2016 – Settlement with all parties that filed testimony submitted<br>May, 2017 – Final decision issued<br>Mar 30, 2018 – Petition for Modification filed to reflect 2017 Tax Act reductions in 2018 and 2019 revenue requirements<br>May 8, 2018 – ALJ Ruling ordering advice letter filing to reduce 2017 revenue requirement by $43M<br>Jun 7, 2018 – Compliance advice filing submitted including alternative reduction of $21M |
| Transmission Owner Rate Case (TO18) | ER16-2320 | Jul 29, 2016 – PG&E filed TO18 rate case seeking an annual revenue requirement for 2017<br>Sep 30, 2016 – FERC accepted TO18 making rates effective Mar 1, 2017 and establishing settlement process<br>Oct 19, 2016 – FERC settlement conference<br>Oct 30, 2016 – CPUC seeks rehearing of FERC's grant of 50 bp ROE adder for CAISO participation<br>Feb 7-8, 2017 – FERC settlement conference<br>Mar 16, 2017 – Parties reached impasse in settlement discussions<br>Jan 2018 – Hearings<br>Oct 2018 – Initial decision expected |
| Transmission Owner Rate Case (TO19) | ER17-2154 | Jul 26, 2017 – PG&E filed TO19 rate case seeking an annual revenue requirement for 2018<br>Sep 28, 2017 – FERC accepted TO19 making rates effective Mar 1, 2018, and establishing settlement process<br>Oct 23, 2017 – FERC settlement conference<br>May 2018 – Additional FERC settlement conference<br>Jul 12-13, 2018 – FERC Settlement Conference |
| 2015 Gas Transmission and Storage Rate Case | A.13-12-012 | March 30, 2018 – Petition for Modification filed to reflect 2017 Tax Act reductions in 2018 revenue requirement |
| 2019 Gas Transmission and Storage Rate Case | A.17-11-009 | Nov 17, 2017 – Application filed<br>Jan 4, 2018 - Prehearing Conference (PHC)<br>Mar 30, 2018 - Update testimony filed to reflect 2017 Tax Act reductions in forecasted revenue requirement<br>April 24, 2018 – CPUC to issue ruling on proceeding scope and schedule<br>Jun 29, 2018 – ORA testimony<br>Jul 20, 2018 – Intervenor testimony<br>Jun-Jul 2018 – Public Participation Hearings<br>Jun-Aug 2018 – Settlement discussions<br>Aug 20, 2018 – Concurrent rebuttal testimony<br>Sep 17-Oct 9, 2018 – Evidentiary hearings<br>Nov 2, 2018 – Opening Briefs<br>Dec 7, 2018 – Reply Briefs |
| Safety Culture and Governance Order Instituting Investigation | I.15-08-019 | Sep 2, 2015 – OII issued<br>Apr 2016 – CPUC hires NorthStar as consultant for investigation<br>May 8, 2017 – President Picker Phase II Scoping Memo and NorthStar Assessment Report Issued<br>Jan 8, 2018 – PG&E Prepared Testimony submitted<br>Feb 16 2018 – Parties Prepared Testimony filed<br>Feb 23, 2018 – PG&E Rebuttal Testimony filed<br>Apr 11, 2018 – Evidentiary Hearings held<br>May 2018 – Opening and Reply Briefs filed |

48

APPENDIX 5

# Expected Timelines of Selected Regulatory Cases

| Regulatory Case | Docket # | Key Dates |
|---|---|---|
| 2015 Electric Distribution Resources Plan (DRP) | A.15-07-006, R.14-08-013 | Aug 13, 2014 – Commission issues OIR directing utilities to file Electric Distribution Resources Plans<br>Jul 1, 2015 – PG&E files Electric Distribution Resources Plan<br>Sep 30, 2015 – Prehearing Conference<br>Aug 2016 – Final Decision on Field Demos C-F<br>Feb 9, 2017 – Decision on Field Demos C and D<br>Feb 27, 2017 – Decision on DER Growth Scenario and Distribution Load Forecasting schedule<br>Apr 19, 2017 – Decision on scope of long-term refinements to ICA and LNBA<br>Jun 15, 2017 – Decision on PG&E's revised Field Demo D<br>Jun 22, 2017 – Decision requiring IOUs to file assumptions and framework details on DER growth forecasting and disaggregation<br>Late Jul 2017 – Decision on IOU DER Growth Scenarios for distribution planning<br>Oct 6, 2017 – Decision on ICA and LNBA use cases<br>Jan 24, 2018 -- amended scoping memo issued<br>Feb 8, 2018 – Decision on Track 3, Sub-track 1 (DER Growth Scenarios) and Sub-track 3 (Distribution Deferral Investment Framework) issues<br>Mar 22, 2018 – Decision adopting requirements for Grid Modernization Plans and process for inclusion within each IOUs GRC<br>Mar 26, 2018 – PG&E submits advice letter 5259-E to close out Demo C<br>Jun 1, 2018 – PG&E filed 2018 Grid Needs Assessment Report<br>Jun 15, 2018 – PG&E submited AL 5314-E to close out Demo D<br>Jun 25, 2018 – PG&E hosted Grid Mod Workshop |
| Catastrophic Event Memorandum Account (CEMA) 2016 | A. 16-10-019 | Oct 31, 2016 – Application filed and testimony served<br>Dec 5, 2016 – Protests or responses<br>Dec 12, 2016 – Reply to protests or responses<br>Dec 19, 2016 – Prehearing conference<br>Oct 3, 2017 – Intervenor testimony<br>Oct 24, 2017 – Rebuttal testimony<br>Dec 5, 2017 – Opening Briefs<br>Dec 22, 2017 – Reply Briefs<br>Jan 4, 2018 – All Party Settlement Agreement filed<br>May 9, 2018 – Proposed Decision<br>Jun 26, 2018 – Final Decision |
| Catastrophic Event Memorandum Account (CEMA) 2018 | A. 18-03-015 | Mar 30, 2018 – Application filed and testimony served<br>May 4, 2018 – Protests or Responses<br>May 14, 2018 – Reply to Protests or Responses<br>July 10, 2018 – Prehearing Conference<br>Nov 2018 – Intervenor Testimony<br>Dec 2018 – Rebuttal Testimony<br>Jan 2019 – Settlement Discussions and Hearings<br>Feb 2019 – Opening Briefs<br>Mar 2019 – Reply Briefs<br>Jun 2019 – Final Decision Issued (Proposed timing from Intervenors at PHC - subject to change) |

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APPENDIX 5

# Expected Timelines of Selected Regulatory Cases

| Regulatory Case | Docket # | Key Dates |
|---|---|---|
| 2017 Integrated Resource Plan / Long Term Procurement Plan | R.16-02-007 | Feb 11, 2016 – CPUC opens Order Instituting Rulemaking<br>May 26, 2016 – Scoping Memo Issued<br>Aug 11, 2016 – Staff Preliminary Proposal for an Integrated Resource Plan (IRP) Process Issued<br>Sep 19, 2017 – Draft Reference System Plan issued<br>Dec 28, 2017 – Proposed Decision issued<br>Feb 13, 2018 – Decision issued adopting CPUC's process for IRP<br>Aug 1, 2018 – Load Serving Entities file individual Integrated Resource Plans<br>Aug 7, 2018 – CPUC Workshop where load serving entities (LSE) present key elements of their IRP to stakeholders<br>Aug 2018 – Proposed decision addressing DCPP Joint Parties Petition for Modification of D.18-02-018<br>Dec 2018 – Ruling and staff proposal issued with proposed Preferred System Plan<br>Jan 2019 – Proposed Decision addressing individual IRPs and PSP<br>Q1 2019 – Decision expected on individual LSE IRPs |
| Integration of Distributed Energy Resources | R.14-10-003 | Oct 2, 2014 – CPUC opens Order Instituting Rulemaking<br>Apr 4, 2016 – Assigned Commissioner Ruling (ACR) introducing a regulatory incentive proposal for DER deployment<br>Dec 22, 2016 – Final Decision on competitive solicitation framework and regulatory incentive<br>Jul 2017 – filed Advice Letter for DER Incentive Pilot<br>Aug 24, 2017 – Decision adopting an interim Greenhouse Gas (GHG) Adder for use in the avoided cost calculator<br>Dec 19, 2017 – Resolution approving PG&E's cancellation of IDER incentive pilot due to North Bay location<br>Feb 16, 2018 – Amended Scoping Memo and Ruling to investigate sourcing mechanisms beyond the existing competitive solicitations<br>May 1, 2018 – PG&E filed AL-5096-E-A proposing new location for IDER incentive pilot<br>Jun 22, 2018 – Decision granting in part ORA's petition for modification of D.16-12-036, for the purpose of preventing double recovery of pilot project costs. |
| Ex Parte Order Instituting Investigation and Order to Show Cause | I.15-11-015 | Nov 23, 2015 – OII issued<br>Mar 28, 2017 – PG&E, Cities of San Bruno and San Carlos, ORA, SED, and TURN submit joint settlement agreement<br>Sep 1, 2017 – Proposed decision issued adopting settlement agreement with modification<br>Sep 21, 2017 – PG&E files motion accepting modification to settlement and disclosing additional possible ex parte communications<br>Apr 26, 2018 – Revised Decision issued adopting settlement and establishing additonal phase to address remaining issues<br>Jun 21, 2018 – Statutory deadline extended to allow parties to reach settlement on remaining issues<br>Jul 31, 2018 – Next status report to ALJ on settlement discussions |
| Power Charge Indifference Adjustment (PCIA) | R.17-06-026 | Jul 10, 2017 – OIR issued<br>Apr 2, 2018 – Prepared Testimony<br>Apr 23, 2018 – Reply Testimony<br>May 2018 – Hearings<br>Jun 2018 – Opening and Reply Briefs filed<br>Jul 12, 2018 – Proposed Decision issued<br>Aug 2, 2018 – Oral Argument |
| FERC's Tax Order to Show Cause | EL18-108-000 | Mar 15, 2018 – FERC issued the Order to Show Cause ordering PG&E (and other utilities) to respond within 60 days<br>May 14, 2018 – PG&E responded<br>Q3 2018 – FERC in receipt of Comments. Pending further action or decision by FERC |
| Net Energy Metering OIR | TBD | Jan 2019 – Commission is to issue an OIR |

*Most of these regulatory cases are discussed in PG&E Corporation and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2017.*

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APPENDIX 6

# Credit Metrics and Ratings

| | Fitch | Moody's | S&P |
|---|---|---|---|
| **Pacific Gas and Electric Company** | | | |
| Senior Unsecured Debt | A- | A3 | BBB |
| Short-term Debt | F2 | P-2 | A-2 |
| Outlook | Negative | Negative | Negative |
| **PG&E Corporation** | | | |
| Senior Unsecured Debt | BBB+ | Baa1 | BBB- |
| Short-term Debt | F2 | P-2 | A-2 |
| Outlook | Negative | Negative | Negative |

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